Exhibit 10.9

EXHIBIT B

LOAN TERM SHEET

The following loan agreement dated October 29th, 2021 incorporates all of the terms of the Master Digital Currency Loan Agreement entered into by Argo Innovation Labs Inc. (“Borrower”) and GALAXY DIGITAL LLC (“Galaxy”) on June 16th, 2021 and the following specific terms:

Borrower:	Argo Innovation Labs Inc.

Lender:	GALAXY DIGITAL LLC

Digital Currency:	USD

Amount:	$20,000,000

Borrow Fee Per Annum:	11.5%

Loan Type:	Open/Callable

Loan Term:	N/A

Initial Collateral Level:	140%

Type Collateral:	BTC

Margin Call Rate:	130%

Urgent Call Rate:	125%

Loan Effective Date:	October 29th, 2021

Recall Delivery Date:	The third (3rd) Business Day from the Recall Request Day

Argo Innovation Labs Inc.		GALAXY DIGITAL LLC

By:	/s/ Peter Wall	By:	/s/ Joe McGrady
Name:	Peter Wall	Name:	Joe McGrady
Title:		Title:

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